Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Yalla Group Limited:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG Huazhen LLP

Beijing, China
October 16, 2020